Exhibit 99.1

Amphenol	News Release
World Headquarters
358 Hall Avenue
P. O. Box 5030
Wallingford, CT 06492-7530
Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

AMPHENOL ANNOUNCES

THIRD QUARTER 2016 DIVIDEND PAYMENT

Wallingford, Connecticut, July 29, 2016. Amphenol Corporation (NYSE:APH) announced today that its Board of Directors approved the third quarter 2016 dividend on its Common Stock in the amount of $.14 per share at its meeting held on July 28, 2016.  The Company will pay this third quarter 2016 dividend on or about October 5, 2016 to shareholders of record as of September 13, 2016.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including:  Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.